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                               BINGHAM DANA LLP
                              150 Federal Street
                       Boston, Massachusetts 02110-1726
                                 617 951-8000
                               Fax 617-951-8736


                              September 24, 2001



     As special Massachusetts counsel for Nuveen California Dividend Advantage Municipal Fund 3 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on August 16, 2001.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,


                                       /s/  BINGHAM DANA LLP